As filed with the Securities and Exchange Commission on December 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SeaWorld Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7990	27-1220297
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

(407) 226-5011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Anthony (Tony) Taylor, Esq.

Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

(407) 226-5011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Igor Fert, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Marc D. Jaffe, Esq. Cathy A. Birkeland, Esq. Michael A. Pucker, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022-4834 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-192420

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,450,000	$30.00	$103,500,000	$13,330.80

(1)	Based on the public offering price.
(2)	The registrant previously registered securities on a Registration Statement on Form S-1 (File No. 333-192420), which was declared effective on December 11, 2013. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $103,500,000 is hereby registered, which includes shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 3,450,000 shares of common stock, par value $0.01 per share (“Common Stock”), of SeaWorld Entertainment, Inc., a Delaware corporation. This 462(b) Registration Statement relates to a public offering of shares of Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-192420), which was initially filed on November 20, 2013, and which, as amended, was declared effective by the Securities and Exchange Commission on December 11, 2013. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-192420), including all exhibits thereto and the power of attorney related thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

The required consent is listed on an exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-192420) are incorporated by reference into, and shall be deemed part of, this 462(b) Registration Statement, except the following, which is filed herewith.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on December 11, 2013.

SeaWorld Entertainment, Inc.

By:	/s/ JAMES ATCHISON
Name: James Atchison
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 11, 2013.

Signature	Capacity

/s/ JAMES ATCHISON	Chief Executive Officer, President and Director (Principal Executive Officer)
James Atchison

*	Chief Financial Officer (Principal Financial Officer)
James M. Heaney

*	Chief Accounting Officer (Principal Accounting Officer)
Marc G. Swanson

*	Director
David F. D’Alessandro

*	Director
Bruce McEvoy

*	Director
Peter Wallace

*	Director
Joseph Baratta

*	Director
Judith A. McHale

*	Director
Deborah M. Thomas

*By:	/S/ G. ANTHONY (TONY) TAYLOR

Name:	G. Anthony (Tony) Taylor
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP